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                                                                               .

                                                                      EXHIBIT 21

S1 Subsidiaries                            State/Jurisdiction of Incorporations
---------------                            ------------------------------------
FICS America, Inc......................    Delaware Corporation
FICS Group Holdings, Inc...............    Delaware Corporation
FICS Group N.V.........................    Belgium Corporation
Financial Integrated Contact
 Solutions SA (Proprietary) Limited....    South Africa Corporation
FRS Belgium NV/SA......................    Belgium Corporation
FRS France SARL........................    France Corporation
FRS Hong Kong..........................    Hong Kong Corporation
FRS Luxembourg.........................    Luxembourg Corporation
FRS Netherlands........................    Netherlands Corporation
FRS Singapore..........................    Singapore Corporation
FRS Spain SL...........................    Spain Corporation
FRS U.K. Ltd...........................    UK Corporation
Mosaic Software Holdings (UK) Ltd......    UK Corporation
Mosaic Software Ltd....................    UK Corporation
Mosaic Software, Inc...................    Florida Corporation
Regency Systems, Inc...................    Texas Corporation
S1, Inc................................    Kentucky Corporation
S1 Australia PTY Limited...............    Australia Corporation
S1 Belgium N.V.........................    Belgium Corporation
S1 Corporation (S) PTE Limited.........    Singapore Corporation
S1 CRM Solutions, Inc..................    Delaware Corporation
S1 Deutschland GmbH....................    Germany Corporation
S1 Europe Holdings C.V.A...............    Belgium Corporation
S1 Greater China Limited...............    Hong Kong Corporation
S1 Group Holdings BVBA.................    Belgium Corporation
S1 Holdings, LLC.......................    Delaware LLC
S1 Ireland Ltd.........................    Ireland Corporation
S1 Services India Pvt. Ltd.............    India Corporation
S1 UK Ltd..............................    UK Corporation
S1 France S.A.R.L......................    France Corporation
Software Dynamics, Incorporated........    California Corporation
Temple Acquisition Corporation.........    Delaware Corporation
X/Net Associates, Inc..................    New York Corporation